Exhibit 31.4

CERTIFICATION

I, Donna Blank, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of ZAIS Financial Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016	By:	/s/ Donna Blank
	Name:	Donna Blank
	Title:	Chief Financial Officer and Treasurer